As filed with the Securities and Exchange Commission on December 16, 2013
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 KETDARINA CORP.
             (Exact name of registrant as specified in its charter)

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
           Nevada                                 7380                           99-0369270
(State or Other Jurisdiction of       (Primary Standard Industrial             (IRS Employer
Incorporation or Organization)           Classification Number)            Identification Number)

        KETDARINA CORP.                            INCORP SERVICES, INC.
 2360 CORPORATE CIRCLE STE 400               2360 CORPORATE CIRCLE STE 400
    HENDERSON, Nevada 89074                   HENDERSON, Nevada 89074-7722
     Tel: 38 (056) 399-3813             Tel: (702) 866-2500  Fax: (702) 866-2689
 (Address and telephone number              (Name, address and telephone number
of registrant's executive office)                 of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  [ ]                       Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered           to be Registered (1)       per Share (2)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
  Common Stock               1,680,000            $0.03 per share           $50,400                $6.49
===========================================================================================================
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(1)  Represents shares currently outstanding to be sold by the selling shareholders.
(2)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with
     Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock only at a fixed price of $0.03 per share until, if at all, our shares are quoted on the OTC
     Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.03 has been arbitrarily determined. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory
     Authority ("FINRA"), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

               SUBJECT TO COMPLETION, DATED ____________ __, 2013

                                   PROSPECTUS

                                 KETDARINA CORP.

                                1,680,000 SHARES

                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus until all of the 1,680,000 shares of common stock have been sold, the shares no longer need to be registered or to be sold due to the operation of Rule 144 or until we decide at any time to terminate the registration of the shares at our sole discretion.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 - 11.

The selling shareholders will sell our shares at the fixed price of $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily by adding a $0.02 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              THE DATE OF THIS PROSPECTUS IS: ___________ __, 2013
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary                                                                       3
Risk Factors                                                                  5
Forward-Looking Statements                                                   11
Use of Proceeds                                                              11
Determination of Offering Price                                              11
Dilution                                                                     12
Selling Shareholders                                                         12
Plan of Distribution                                                         14
Description of Securities                                                    15
Interest of Named Experts and Counsel                                        17
Description of Business                                                      17
Legal Proceedings                                                            21
Market for Common Equity and Related Stockholder Matters                     21
Plan of Operations                                                           23
Changes in and Disagreements with Accountants                                25
Available Information                                                        25
Directors, Executive Officer, Promoters and Control Persons                  26
Executive Compensation                                                       27
Security Ownership of Certain Beneficial Owners and Management               28
Certain Relationships and Related Transactions                               29
Disclosure of Commission Position of Indemnification for Securities
Act Liabilities                                                              29
Financial Statements                                                         30

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                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

OUR BUSINESS

We are a development stage company. We have no revenues and we have incurred $1,489 in operating expenses during the period from inception to June 30, 2013.

We are in the business of wholesale of bedding products. The company will sell bedding goods or merchandise to retailers, to industrial, commercial, institutional, and other professional business users, or to other wholesalers and related subordinated services. Our products will also be available directly to the consumer via our online shopping catalogue .

We are currently developing a website (www.HeavenlyBeddingDirect.com) which will include our contact info, pricing and detailed description of our services. The website will allow our clients to review our products and place product orders. To date, we have developed our business plan, registered a domain name for our new website and executed contract for a bulk order of bedding products with ANDRIY CHORNYY FOP based in Dnepropetrovsk, Ukraine.

Our principal address is located at 2360 CORPORATE CIRCLE STE 400, HENDERSON, Nevada, 89074. Our telephone number is 38 (056) 399 3813, and our registered agent for service of process is the INCORP SERVICES, INC, located at 2360 CORPORATE CIRCLE STE 400, HENDERSON, Nevada, 89074-7722. We were incorporated in the State of Nevada on July 13, 2011. Our fiscal year end is June 30.

THE OFFERING:

Securities Being Offered      Up to 1,680,000 shares of common stock.

Offering Price                The selling shareholders will sell our shares at
                              $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily by adding a $0.02 premium to the last sale price of our common stock to investors.

Terms of the Offering         The selling shareholders will determine when and
                              how they will sell the common stock offered in this prospectus.

Termination of the Offering   The offering will conclude when all of the
                              1,680,000 shares of common stock have been sold, the shares no longer need to be registered or to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.

Securities Issued and
Outstanding Prior to the
Offering                      3,680,000  shares of our common stock

Securities Issued and
Outstanding After to the
Offering                      3,680,000 shares of our common stock

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Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

Market for the common
stock There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Going Concern
Considerations                As reflected in the accompanying financial
                              statements, the Company is in the development stage and has a net loss of $1,489 for the period from July 13, 2011 (inception) to June 30, 2013.
                              This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan

Summary Risk Factors          Investing in our common stock involves a high
                              degree of risk. You should consider carefully the risks and uncertainties as described under "Risk
                              Factors," the other information contained in this prospectus and our financial statements and the related notes before you decide whether to invest in our common stock.

                          SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                                   As of
                                                               June 30, 2013
                                                               -------------
                                                                 (Audited)
BALANCE SHEET
Total Assets                                                      $ 17,563
Total Liabilities                                                 $    280
Stockholders' Equity                                              $ 17,283

                                                                Period from
                                                               July 13, 2011
                                                          (date of inception) to
                                                               June 30, 2013
                                                               -------------
                                                                 (Audited)
INCOME STATEMENT
Revenue                                                           $     --
Total Expenses                                                    $  1,489
Net Loss                                                          $ (1,489)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at June 30, 2013, we had cash on hand of $ 17,563 we have accumulated a deficit of $1,489 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for one year without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing for our bedding business. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us.
 The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our director.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFITS TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in July 2011 and we have not started our proposed business operations or realized any revenues from sale of bedding product. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,489 of which $454 is for bank charges and $1,035 is incorporation service fee. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough international students who will use our services. We cannot guarantee that we will be successful in profitably selling bedding product. Failure to generate revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officer and director, Oleksandr Bezuhlyi, will only be devoting limited time to our operations. Mr. Bezuhlyi intends to devote 20% to 25% of his business time to our affairs. Because our officer and director will only be devoting

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limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Oleksandr Bezuhlyi from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Bezuhlyi may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO MAY HAVE NOT ENOGH EXPERIENCE AND FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.
 While Mr. Bezuhlyi has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $1,489 at June 30, 2013. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

BECAUSE OUR DIRECTOR OWNS 54% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Oleksandr Bezuhlyi, own approximately 54% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of

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our assets. He will also have the power to prevent or cause a change in control.
The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF OLEKSANDR BEZUHLYI, OUR OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our officer and director Oleksandr Bezuhlyi for the future success of our business. The loss of the services of Mr. Bezuhlyi could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.
 We do not carry any key personnel life insurance policies on Mr. Bezuhlyi and we do not have a contract for his services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our office and director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on Mr. Bezuhlyi in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Bezuhlyi based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside of U.S., it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS WE MAY RECEIVE PAYMENTS AND INCUR EXPENSES IN FOREIGN CURRENCY.

We will receive some of our earnings in various currencies such as US dollar or Euros. Some of our clients may pay us in currency other than US dollar or Euro. Also, as our current supplier is based in Ukraine, some of our expenses may be incurred in Ukrainian Hryvnas.. If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget;
(iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company.
 However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT BE SUBJECT TO THE FEDERAL PROXY RULES AND OUR DIRECTORS, EXECUTIVE OFFICERS AND 10% BENEFICIAL HOLDERS WILL NOT BE SUBJECT TO
SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act;). As long as our common stock is not registered under the Exchange Act, we will not be subject to
Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

If our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock's liquidity, if any, affecting your ability to resell our common stock.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, by adding a $0.02 premium to the last sale price of our common stock to investors. Currently the company is not listed on the OTCBB and there is no assurance that the stock will ever be so listed. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                    DILUTION

 The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,680,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

1,680,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on May 3, 2012.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                Total Number Of
                                                 Shares To Be
                                                  Offered For        Total Shares to        Percentage of
                              Shares Owned          Selling           Be Owned Upon       Shares owned Upon
     Name of                  Prior To This       Shareholders        Completion Of         Completion of
Selling Shareholder              Offering           Account           This Offering         This Offering
-------------------              --------           -------           -------------         -------------
VALENTYNA GACH                    70,000            70,000                 Nil                   Nil
TATYANA BEZUGLAYA                 60,000            60,000                 Nil                   Nil
OLEKSANDR GALDETSKYI (1)          70,000            70,000                 Nil                   Nil
VOLODYMYR BEZUHLYI                70,000            70,000                 Nil                   Nil
DMUTRO ORLOV                      60,000            60,000                 Nil                   Nil
VALENTYNA CHORNAYA                60,000            60,000                 Nil                   Nil
EVGEN KOLEDA                      60,000            60,000                 Nil                   Nil
ANDRIY CHORNYY                    60,000            60,000                 Nil                   Nil

RADKA PRIBYLOVA                   70,000            70,000                 Nil                   Nil
IRINA IVASHKEVICH                 60,000            60,000                 Nil                   Nil
NATAL'YA KALYUZHNAYA              60,000            60,000                 Nil                   Nil
PAVEL KALYUZHNIY                  60,000            60,000                 Nil                   Nil
VLASTISLAV JILICH                 70,000            70,000                 Nil                   Nil
LARYSA CHORNA                     60,000            60,000                 Nil                   Nil
MIROSLAV GERASIMENKO              60,000            60,000                 Nil                   Nil
MARINA PETRUS                     60,000            60,000                 Nil                   Nil
TAMARA HANDYUK                    70,000            70,000                 Nil                   Nil
ANAR MAMEDOV                      70,000            70,000                 Nil                   Nil
VLADYSLAV OPLETA                  40,000            40,000                 Nil                   Nil
VITALIY BOGDAN                    70,000            70,000                 Nil                   Nil
ANDREY GILENKO                    70,000            70,000                 Nil                   Nil
ARTUR ASATRYAN                    70,000            70,000                 Nil                   Nil
RUSLAN KOVAL                      70,000            70,000                 Nil                   Nil
IHOR PLUT                         70,000            70,000                 Nil                   Nil
LARYSA NEHRESKO                   70,000            70,000                 Nil                   Nil
LIUDMYLA NATSENKO                 70,000            70,000                 Nil                   Nil

----------
(1) Treasurer of the Company,

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,680,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

     1. has had a material relationship with us other than as a shareholder at any time within the past three years;
     2.   has ever been one of our officers or directors;
     3.   is a broker-dealer; or a broker-dealer's affiliate.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of December 16, 2013, there were 3,680,000 shares of our common stock issued and outstanding that is held by 27 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by KLJ & Associates, LLP to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

PRODUCTS/SERVICES

We are in the business of wholesale of bedding products. The company will offer bedding goods or merchandise to retailers, to industrial, commercial, institutional, and other professional business users, or to other wholesalers and related subordinated services. Our products will also be available directly to the consumer via our online shopping catalogue.

We act as the traditional "Middle Man" by buying large bulk from manufactures, and then sell and deliver in smaller quantities to "Retailers". We plan on offering a range of products including: bed sheets, blanket, comforters, duvets, futon, pillows and quilts. Customers will be able to view and buy goods on our website and our online color catalogue. Customers will receive regular email updates on new products and brands.

We will offer products in the following 7 product categories:

PRODUCTS

1) Bed Sheet 2) Blanket 3) Comforter 4) Duvet 5) Futon 6) Pillow 7) Quilt

As our business expands, we may offer other products to our inventory..

MATERIALS

Our products are made of lightweight white, solid-color or printed plain weave, satin weave, cotton/polyester blends fabrics. Polyester batting is used as a filling for our quilts and duvets as it is less expensive and more easily laundered than natural down or feathers.

SIZES

Bed size refers to the dimensions of a mattress and the names by which standard sizes are called. Beds themselves vary widely in size according to the degree of ornamentation but are sold according to the size of mattress they take. The dimensions and names vary considerably around the world, with most countries having their own standards and terminology.

Modern sizes in metric system countries are 200 centimeters (79 in) long: domestic double beds are either 140 centimeters (55 in) or 160 centimeters (63 in) wide. The traditional "double" size standard among English speaking countries, based on the imperial measurement is 4'6" by 6'3" (54 by 75 inches (137 by 191 cm)) but the sizes for other bed types tend to vary.

We will offer to our customers bed packages with the next sizes:

Small size, Pack 1:
Blanket cover slip - 143x215 - 1 item, bed sheet - 150x220 - 1 item, pillow-cases 50x70 - 2 items.

Middle size, Pack 2:
Blanket cover slip - 160x215 - 1 item, bed sheet - 160x220 - 1 item, pillow-cases 50x70 - 2 items.

Large size, Pack 3:
Blanket cover slip - 175x215 - 1 item, bed sheet - 200x220 - 1 item, pillow-cases 70x70 - 2 items.

Extra Large size, Pack 4:
Blanket cover slip - 200x230 - 1 item, bed sheet - 220x240 - 1 item, pillow-cases 70x70 - 2 items.

We plan to sell the next North American bed sizes in the future:

Bed Measurements       Fitted Sheet             Flat Sheet        Duvet/Quilt Cover        Comforters
----------------       ------------             ----------        -----------------        ----------
Twin                  39" x 76" x 8"           72" x 102"           59" x 79"              80" x 106"
Full                  54" x 76" x 8"           87" x 102"           79" x 79"              100" x 106"
                      (137 x 193 x 20 cm)      (221 x 259 cm)       (201 x 201 cm)         (254 x 269 cm)
Queen                 60" x 80" x 8"           105" x 110"          88" x 86"              106" x 106"
                      (152 x 203 x 20 cm)      (267 x 279 cm)       (224 x 218 cm)         (269 x 269 cm)
King                  76" x 80" x 8"           110" x 114"          102" x 86"             112" x 106"

THREAD COUNT

Thread count is often used as a measure of fabric quality, so that "standard" cotton thread counts are around 150 while good-quality sheets start at 180 and a count of 200 or higher is considered percale. We are planning to offer products with thread count ranging from 180 to 180 and higher.

SUPPLIERS

In our wholesale projects we will purchase manufactured bedding items in bulk from our suppliers and sell at a higher cost per unit to retailers, wholesalers or directly to the consumer.

Currently we have executed one supplier agreement with ANDRIY CHORNYY FOP. In future, we may execute additional agreements with other suppliers of bedding products. We plan to source our suppliers in low cost countries such as: Turkey, China and countries in Eastern Europe. We can find potential suppliers by searching online on sites such as:

http://www.globalmarket.com/textile-25.html?gclid=CJvggbS03rQCFcpZ3godkm4AMA. We can find potential suppliers by searching online sites such as:
http://www.globalmarket.com.

CONTRACT FOR WHOLESALE BEDDING SERVICES

We have executed a Contract for Wholesale Services with ANDRIY CHORNYY FOP based in Ukraine . This company is a Bedding product developer and is in a process of expanding its target market in Europe, USA and Canada. Under the terms of the agreement we will purchase manufactured bedding products from ANDRIY CHORNYY Industries. Other material terms of the agreement are as follows:

     1. Client shall pay Service Provider a one-time commission of fifteen percent (15%) for each bedding item sold to an end user.
     2.   Payment is due within 30 days since invoice issue date.
     3. All knowledge and information acquired during the term of this Contract with respect to the business and products of the client will be treated by Service Provider as confidential until and unless stipulated by client.
     4. This contract can be modified orally or in writing by agreement of both parties.
     5. Either party may terminate this contract by giving a 30 days notice in writing.

WEBSITE MARKETING STRATEGY

We have registered a domain for our website (www.HeavenlyBeddingDirect.com).

We plan to use our website to market and display our services. To accomplish this, we plan to contract an independent web designing company. Our website will describe our services in detail, show our contact information, and include some general information and description of our services.

We intend to promote our website by displaying it on our business cards. We intend to attract traffic to our website by a variety of online marketing tactics such as advertising with google.com and creating a social profile on Facebook.com.

TRADE SHOWS MARKETING

We plan to show case our bedding product in various tradeshows thought Europe. We will find the list of such events online on websites such as:

http://expoua.com/Exhibition/lang/en/mode/byCategory/category/2/subcategory/5522
/region/11/

One such trade show occurs in Germany: Heimtextil show, site show is:

http://heimtextil.messefrankfurt.com/frankfurt/en/besucher/willkommen.html

The cost of the show is: $3,000 consisting of:

Double side booth /stand fee: $2,300

Media and advertising package fee: $665

Materials and miscellaneous costs: $35

REVENUE

The company's revenue comes from selling bedding products to the end user for our clients. It could be small scale (in store, online) and large scale (orders from hotels, hospitals, larger stores etc). We charge commission for selling bedding products which may range from 10% to 20% for each item sold.

We may also receive commission from other bedding retailers and wholesalers companies to which we will refer our clients. The commission may range from 10% to 15% of the total amount paid by our clients.

COMPETITION

The bedding products market is highly competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees, other than our officer and director. We intend to hire additional employees on an as needed basis.

GOVERNMENT REGULATION

FEDERAL SECURITIES LAWS

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

OFFICES

Our offices are located at 2360 CORPORATE CIRCLE STE 400, HENDERSON, Nevada, 89074. Our telephone number is 38 (056) 399 3813. This is the office provided by Incorp Services, Inc. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office site.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2360 Corporate Circle STE 400, Henderson, Nevada 89074-7722.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 27 registered shareholders.

RULE 144 SHARES

A total of 1,680,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC has adopted amendments to Rule 144, which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities PROVIDED that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     * 1% of the total number of securities of the same class then outstanding, which will equal 47,900 shares as of the date of this prospectus; or
     * the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

PLAN OF OPERATION

We will rely on our president's educational background and work experience in bedding industry to services our clients and to develop our business. As our business expands, we may hire additional representatives and sales consultants. Below are the main steps and milestones the company plans for this fiscal year.

                         STEP BY STEP COST OF OPERATION

Jun-Jul 2013  Registering a domain name and begin developing our website.       $ 2,000
              Make a database of potential clients                              $   200
                                                                                -------
                           The expected cost for this step is:                  $ 2,200     $ 2,200

Aug-Sep 2013  Begin meeting prospective clients and negotiating referral
              agreements. Costs include telephone and travel expenses.          $ 2,000
              Begin advertising campaign. Printing, fliers. Placing online adds. Advertising will be an ongoing activity throughout the
              lifetime of our operations.                                       $ 2,500
                                                                                -------
                           The expected cost for this step is:                  $ 4,500     $ 4,500

Oct-Nov 2013  Continue seeking new clients and executing agreements with them.
              Costs include telephone and travel expenses.                      $ 1,500
              Launch our website.                                               $ 2,000
                                                                                -------
                           The expected cost for this step is:                  $ 3,500     $ 3,500

Dec-Jan 2013- Advertise our product at trade show                               $ 3,000
        2014  Continue improving/updating website                               $ 1,000
                                                                                -------
                           The expected cost for this step is:                  $ 4,000     $ 4,000

Feb-Mar 2014  Hire 1-2 wholesale experts or sales consultent to help us serve our clients. The number of consultants will depend on our level
              of business activity. Their salary will be commission based.      $     0
                                                                                -------
                           The expected cost for this step is:                  $     0     $     0

Apr-May 2014  Continue to advertise our business.                               $ 1,000
              Continue to expand client's database.                             $     0
                                                                                -------
                           The expected cost for this step is:                  $ 1,000     $ 1,000
                                                                                            -------
                                Subtotal for all steps is:                                  $15,200    $15,200

              General administrative costs: office electronics and utilities,
              network technical assistance and computer maintenance work                               $ 8,500
                                                                                                       -------
                                Total:                                                                 $23,700    $23,700

              Professional fees, including fees payable in connection with the filing of this registration statement and complying with
              reporting obligations.                                                                              $10,000
                                                                                                                  -------
                                Grand Total:                                                                      $33,700
                                                                                                                  =======

The total cost of operation is: $33,700.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company but will seek funding advances from sources such as our officer and director or from sale of our common stock.

Currently the Company does not employ any employees, however as the Company grows, it plans to employ additional employees, as required.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

RESULTS OF OPERATIONS FOR PERIOD ENDING JUNE 30, 2013

We did not earn any revenues from our incorporation on July 13, 2011 to June 30, 2013. We incurred operating expenses in the amount of $1,489 for the period from our inception on July 13, 2011 to June 30, 2013. These operating expenses were comprised of incorporation expenses of $1,035 and interest & bank charges of $454.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                             AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

          DIRECTORS, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name and Address of
Executive Officer
and/or Director          Age                            Office
---------------          ---                            ------

Oleksandr Bezuhlyi       59     President, Chief Executive Officer, Secretary,
                                Chief Financial Officer and Chief Accounting
                                Officer and Sole Director

Oleksandr Galdetskyi     43     Treasurer

BIOGRAPHICAL INFORMATION

Set forth below as a brief background and business experience description of our President for last five years.

Since the very inception on July 13, 2011, Oleksandr Bezuhlyi. has been our President, Chief Executive Officer, Secretary, Chief Financial Officer. He was chosen for this position in part because of his bedding work experience. His previous practical work and background were closely connected with provision of bedding products sales services.

In 1986 Oleksandr Bezuhlyi graduated with Master's degree from Technical University, Saint Petersburg, Russia. From 1986 to 2006 he was a manager of a Railway DEPOT of Ukraine. After 2006 to present he has been working as a Sales Representative to ANDRIY CHORNYY FOP. His present duties are to promote and carry on sales of Bedding in the Major Cities of Western Europe like Kiev and Odessa.

Since the very inception on July 13, 2011, Oleksandr Galdetskyi has been our Treasurer.

From 2005 to present Mr. Galdetskyi has been self employed in the business of trading and shipping of automobiles in Europe.

In 1989 Mr. Galdetskyi received an accounting diploma from Collage of Trade and Economy, Kiev, Ukraine.

Neither Mr. Bezuhlyi nor Mr. Galdetskyi have not been a member of the board of directors of any corporations during the last five years. During the past ten years, neither Mr. Bezuhlyi nor Mr. Galdetskyi have not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Bezuhlyi was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Oleksandr Bezuhlyi's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Mr. Bezuhlyi, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 13, 2011 to June 30, 2013 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                    Change in
                                                                                     Pension
                                                                                    Value and
                                                                    Non-Equity     Nonqualified
 Name and                                                           Incentive        Deferred
 Principal                                    Stock      Option        Plan        Compensation    All Other
 Position       Year   Salary($)  Bonus($)   Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------       ----   ---------  --------   ---------  ---------  ---------------  -----------  ---------------  ---------
Oleksandr       2013        0         0           0          0             0              0              0             0
Bezuhlyi        2012        0         0           0          0             0              0              0             0
President, CEO,
CFO, Secretary,
Chief Accounting
Officer, and
director

Oleksandr       2013        0         0           0          0             0              0              0             0
Galdetskyi      2012        0         0           0          0             0              0              0             0
Treasurer

Mr. Bezuhlyi currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Oleksandr Bezuhlyi. We do not pay them for acting as a director or officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as of December 16, 2013. Except as otherwise indicated, all shares are owned directly.

                                                        Amount of
Title of              Name and address                  beneficial       Percent
 Class              of beneficial owner                 ownership       of class
 -----              -------------------                 ---------       --------

Common         Oleksandr Bezuhlyi                       2,000,000        54.3 %
Stock          President, Chief Executive Officer,
               Chief Financial Officer, Secretary,
               Chief Accounting Officer and Director.

               2360 CORPORATE CIRCLE STE 400
               HENDERSON, Nevada, 89074

The percent of class is based on 3,680,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 10, 2012, we issued a total of 2,000,000 shares of restricted common stock to Mr. Bezuhlyi for payment of $2,000.

Mr. Bezuhlyi works as a Sales Representative to ANDRIY CHORNYY FOP. The only contract the company has is with ANDRIY CHORNYY.

On February 2, 2012, Mr. Bezuhlyi loaned the company $100 to open bank account. On March 22, 2012, director loaned $180. The loans are unsecured, non-interest bearing and due on demand.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Oleksandr Bezuhlyi;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS:

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheets as of June 30, 2013 and 2012                                  F-2

Statements of Operations for the year ended June 30, 2013, for the period from July 13, 2011 (Date of Inception) to June 30, 2012 and for the period from July 13, 2011 (Date of Inception) through
July 13, 2013                                                                F-3

Statement of Stockholders' Equity for the period July 13, 2011
(Date of Inception) through July 13, 2013                                    F-4

Statements of Cash Flows for the year ended June 30, 2013, for the period from July 13, 2011 (Date of Inception) to June 30, 2012 and for the period from July 13, 2011 (Date of Inception) through
July 13, 2013                                                                F-5

Notes to Financial Statements                                                F-6

                     [LETTERHEAD OF KLJ & ASSOCIATES, LLP]



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders Ketdarina Corp.

We have audited the accompanying balance sheet of Ketdarina Corp. as of June 30, 2013 and 2012 and the related statements of operations, stockholders' equity, and cash flows for the year ended June 30, 2013, for the period July 13, 2011 (inception) through June 30, 2012 and for the period July 13, 2011 (inception) through June 30, 2013. Ketdarina Corp's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ketdarina Corp. as of June 30, 2013 and 2012, and the results of its operations and its cash flows for year ended and the period July 13, 2011 (inception) through June 30, 2012 and for the period July 13, 2011 (inception) through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had accumulated deficit of $1,489 as of June 30, 2013, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KLJ & Associates, LLP
----------------------------------

KLJ & Associates, LLP
St. Louis Park, MN
November 26, 2013




1660 S Highway 100
Suite 500
St. Louis Park, Minnesota 55416
630.277.2330

                                 Ketdarina Corp.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                      June 30, 2013      June 30, 2012
                                                                      -------------      -------------
ASSETS

Current Assets
  Cash and cash equivalents                                              $ 17,563           $ 18,467
                                                                         --------           --------

Total Assets                                                             $ 17,563           $ 18,467
                                                                         ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Loan from director                                                     $    280           $    280
                                                                         --------           --------

Total Liabilities                                                             280                280
                                                                         --------           --------
Stockholders' Equity
  Common Stock, par value $0.001; 75,000,000 shares authorized,
   3,680,000 shares issued and outstanding                                  3,680              3,680
  Additional paid-in capital                                               15,092             15,092
  Deficit accumulated during the development stage                         (1,489)              (585)
                                                                         --------           --------

Total Stockholders' Equity                                                 17,283             18,187
                                                                         --------           --------

Total Liabilities and Stockholders' Equity                               $ 17,563           $ 18,467
                                                                         ========           ========


   The accompanying notes are an integral part of these financial statements.

                                 Ketdarina Corp.
                          (A Development Stage Company)
                            Statements of Operations

                                                                    For the Period          For the Period
                                                                     July 13, 2011           July 13, 2011
                                                                  (Date of Inception)     (Date of Inception)
                                                 Year Ended             through                 through
                                                June 30, 2013        June 30, 2012           June 30, 2013
                                                -------------        -------------           -------------
Revenues                                          $       --           $       --              $       --

Operating Expenses
Bank fees                                                 49                  405                     454
General and administrative expenses                      855                  180                   1,035
                                                  ----------           ----------              ----------
Total Operating Expenses                                 904                  585                   1,489

Net loss from operations                                (904)                (585)                 (1,489)

Provision for income taxes                                --                   --                      --
                                                  ----------           ----------              ----------

Net Loss                                          $     (904)          $     (585)             $   (1,489)
                                                  ==========           ==========              ==========
Net income (loss) per common share:
 basic and diluted                                $    (0.00)          $    (0.00)             $    (0.00)
                                                  ==========           ==========              ==========
Weighted-average number of common shares
 outstanding: basic and diluted                    3,680,000            3,680,000               3,680,000


   The accompanying notes are an integral part of these financial statements.

                                 Ketdarina Corp.
                          (A Development Stage Company)
                        Statements of Stockholders Equity
     For the Period July 13, 2011 (Date of Inception) through June 30, 2013

                                                                         Deficit
                                                                       Accumulated
                                     Common Stock        Additional    During the        Total
                                  ------------------      Paid-In      Development    Stockholders'
                                  Shares      Amount      Capital         Stage          Equity
                                  ------      ------      -------         -----          ------
Inception, July 13, 2011               --    $    --     $     --       $     --        $     --

Shares issued for cash at
 $0.001 per share on
 February 10, 2012              2,000,000      2,000           --             --           2,000

Shares issued for cash at
 $0.01 per share on
 May 3, 2012                    1,680,000      1,680       15,092             --          16,772

Net loss for the period
 ended June 30, 2012                   --         --           --           (585)           (585)
                                ---------    -------     --------       --------        --------

Balance as of                   3,680,000      3,680       15,092           (585)         18,187
 June 30, 2012

Net loss for the period
 ended June 30, 2013                   --         --           --           (904)           (904)
                                ---------    -------     --------       --------        --------

Balance as of July 31, 2013     3,680,000    $ 3,680     $ 15,092       $ (1,489)       $ 17,283
                                =========    =======     ========       ========        ========


   The accompanying notes are an integral part of these financial statements.

                                 Ketdarina Corp.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                      For the Period          For the Period
                                                                       July 13, 2011           July 13, 2011
                                                                    (Date of Inception)     (Date of Inception)
                                                   Year Ended             through                 through
                                                  June 30, 2013        June 30, 2012           June 30, 2013
                                                  -------------        -------------           -------------
Cash flows from operating activities:
  Net loss for the period                           $   (904)            $   (585)               $ (1,489)
  Adjustments to reconcile net loss to net cash
   (used in) operating activities:
  Changes in operating assets and liabilities:
    Increase (decrease) in accrued expenses               --                   --                      --
                                                    --------             --------                --------

Net cash used in operating activities                   (904)                (585)                 (1,489)
                                                    --------             --------                --------
Cash flows from financing activities:
  Proceeds from sale of common stock                      --               18,772                  18,772
  Loans from director                                     --                  280                     280
                                                    --------             --------                --------

Net cash provided by financing activities                 --               19,052                  19,052
                                                    --------             --------                --------

Net increase (decrease) in cash                         (904)              18,467                  17,563

Cash, beginning of the period                         18,467                   --                      --
                                                    --------             --------                --------

Cash, end of the period                             $ 17,563             $ 18,467                $ 17,563
                                                    ========             ========                ========
Supplemental Cash Flow Information:
  Interest paid                                     $     --             $     --                $     --
  Income taxes paid                                 $     --             $     --                $     --


   The accompanying notes are an integral part of these financial statements.

                                 Ketdarina Corp.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2013

NOTE 1--ORGANIZATION AND NATURE OF BUSINESS

Ketdarina Corp. was incorporated under the laws of the State of Nevada on July 13, 2011. We are in the business of wholesale of bedding products to industrial, commercial and institutional retailers, and other professional business users, or to other wholesalers and related subordinated services.

NOTE 2--GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of June 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a June 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $17,563 of cash and cash equivalents as of June 30, 2013 and $18,467 of cash and cash equivalents as of June 30, 2012.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                                 Ketdarina Corp.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2013

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2013 and 2012.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Ketdarina Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 4--LOAN FROM SHAREHOLDER

On February 2, 2012, director loaned $100 to open bank account.

On March 22, 2012, director loaned $180 for Sample Purchase.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $280 as of June 30, 2013 and 2012, respectively.

NOTE 5--COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On February 10, 2012, the Company issued 2,000,000 shares of common stock for cash proceeds of $2,000 at $0.001 per share.

On May 3, 2012, the Company issued 1,680,000 shares of common stock for cash proceeds of $16,772 at $0.01 per share.

                                 Ketdarina Corp.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2013

There were 3,680,000 shares of common stock issued and outstanding as of June 30, 2013 and 2012 respectively.

NOTE 6--COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7--INCOME TAXES

As of June 30, 2013, the Company had net operating loss carry forwards of approximately $580 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                June 30, 2013      June 30, 2012
                                                -------------      -------------
Federal income tax benefit attributable to:
  Current operations                              $    307           $    198
  Less: valuation allowance                           (307)              (198)
                                                  --------           --------
Net provision for Federal income taxes            $     --           $     --
                                                  ========           ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                June 30, 2013      June 30, 2012
                                                -------------      -------------
Deferred tax asset attributable to:
  Net operating loss carryover                    $    307           $    198
  Less: valuation allowance                           (307)              (198)
                                                  --------           --------
Net deferred tax asset                            $     --           $     --
                                                  ========           ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $580 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8--SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations up to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                 KETDARINA CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                               SEPTEMBER 30, 2013

Condensed Balance Sheets as of September 30, 2013 (unaudited) and
June 30, 2013                                                               F-10

Condensed Statements of Operations for the Three Months ended
September 30, 2013 and 2012 and for the period from July 13, 2011
(Inception) to September 30, 2012 and 2013 (unaudited)                      F-11

Condensed Statements of Cash Flows for the years ended
September 30, 2013 and 2012 and for the period from July 13, 2011
(Inception) to September 30, 2013 (unaudited)                               F-12

Notes to the Condensed Financial Statements                                 F-13

                                 KETDARINA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS

                                                                     September 30, 2013     June 30, 2013
                                                                     ------------------     -------------
                                                                        (unaudited)
                                     ASSETS

Current Assets
  Cash and cash equivalents                                               $ 12,033             $ 17,563
                                                                          --------             --------

Total Assets                                                              $ 12,033             $ 17,563
                                                                          ========             ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                      $    280             $    280
                                                                          --------             --------

Total Liabilities                                                              280                  280
                                                                          --------             --------

Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized;
   3,680,000 shares issued and outstanding                                   3,680                3,680
  Additional paid in capital                                                15,092               15,092
  Deficit accumulated during the development stage                          (7,019)              (1,489)
                                                                          --------             --------

Total Stockholders' Equity                                                  11,753               17,283
                                                                          --------             --------

Total Liabilities and Stockholders' Equity                                $ 12,033             $ 17,563
                                                                          ========             ========


           See accompanying notes to condensed financial statements.

                                 KETDARINA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                                 Period from
                                                       Three Months         Three Months         July 13, 2011
                                                          Ended                Ended            (Inception) to
                                                       September 30,        September 30,        September 30,
                                                           2013                 2012                 2013
                                                        ----------           ----------           ----------
REVENUES                                                $       --           $       --           $       --
                                                        ----------           ----------           ----------
OPERATING EXPENSES
  Bank fees                                                     --                   50                  455
  General and administrative expenses                        5,530                  530                6,565
                                                        ----------           ----------           ----------

TOTAL OPERATING EXPENSES                                     5,530                  580                7,019
                                                        ----------           ----------           ----------

NET LOSS FROM OPERATIONS                                    (5,530)                (580)              (7,019)

PROVISION FOR INCOME TAXES                                      --                   --                   --
                                                        ----------           ----------           ----------

NET LOSS                                                $   (5,530)          $     (580)          $   (7,019)
                                                        ==========           ==========           ==========

NET LOSS PER SHARE: BASIC AND DILUTED                   $    (0.00)          $    (0.00)          $    (0.00)
                                                        ==========           ==========           ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                       3,680,000            3,680,000            3,680,000
                                                        ==========           ==========           ==========


           See accompanying notes to condensed financial statements.

                                 KETDARINA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                 Period from
                                                       Three Months         Three Months         July 13, 2011
                                                          Ended                Ended            (Inception) to
                                                       September 30,        September 30,        September 30,
                                                           2013                 2012                 2013
                                                         --------             --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                $ (5,530)            $ (1,165)            $ (7,019)
                                                         --------             --------             --------
CASH (USED IN) OPERATING ACTIVITIES                        (5,530)              (1,165)              (7,019)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                           --               18,772               18,772
  Loan from director                                           --                  280                  280
                                                         --------             --------             --------
CASH PROVIDED BY  FINANCING ACTIVITIES                         --               19,052               19,052
                                                         --------             --------             --------

Net increase (decrease) in cash and cash equivalents       (5,530)              17,887               12,033
Cash, beginning of period                                  17,563                   --                   --
                                                         --------             --------             --------

Cash, end of period                                      $ 12,033             $ 17,887             $ 12,033
                                                         ========             ========             ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                          $     --             $     --             $     --
                                                         ========             ========             ========
  Income taxes paid                                      $     --             $     --             $     --
                                                         ========             ========             ========


           See accompanying notes to condensed financial statements.

                                 KETDARINA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2013 (Unaudited)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Ketdarina Corp. was incorporated under the laws of the State of Nevada on July 13, 2011. We are in the business of wholesale of bedding products to industrial, commercial and institutional retailers, and other professional business users, or to other wholesalers and related subordinated services.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a June 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $12,033 of cash and cash equivalents as of September 30, 2013 and $17,563 of cash and cash equivalents as of June 30, 2013.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                                 KETDARINA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2013 (Unaudited)

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Ketdarina Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

On February 2, 2013, director loaned $100 to open bank account. On March 22, 2013, director loaned $180 for Sample Purchase. The loans are unsecured, non-interest bearing and due on demand. The balance due to the director was $280 as of September 30, 2013 and June 30, 2013

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On February 10, 2012, the Company issued 2,000,000 shares of common stock for cash proceeds of $2,000 at $0.001 per share. On May 3, 2012, the Company issued 1,680,000 shares of common stock for cash proceeds of $16,800 at $0.01 per share.

There were 3,680,000 shares of common stock issued and outstanding as of September 30, 2013.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                 KETDARINA CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2013 (Unaudited)

NOTE 6 - INCOME TAXES

As of September 30, 2013, the Company had net operating loss carry forwards of approximately $5,530 that may be available to reduce future years' taxable income in varying amounts through 2031. Should a change in ownership occur net operating loss carry forwards can be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of September 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee       $     6.49
     Transfer Agent Fees                                       $ 4,000.00
     Accounting fees and expenses                              $ 3,500.00
     Legal fees and expenses                                   $ 2,000.00
     Edgar filing fees                                         $   500.00
                                                               ----------

     Total                                                     $10,006.87
                                                               ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

                     RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,000,000 shares of our common stock to Oleksandr Bezuhlyi on February 10, 2012. Mr. Bezuhlyi is our President, Chief Executive Officer, Secretary and our director. He acquired these 2,000,000 shares at a price of $0.001 per share for total proceeds to us of $2,000.00.

These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 1,680,000 shares of our common stock at a price of $0.01 per share to the following 26 purchasers. These sales were done from February 10, 2012 to May 3, 2012 :

Name of Subscriber                                          Number of Shares
------------------                                          ----------------

VALENTYNA GACH                                                   70,000
TATYANA BEZUGLAYA                                                60,000
OLEKSANDR GALDETSKYI                                             70,000
VOLODYMYR BEZUHLYI                                               70,000
DMUTRO ORLOV                                                     60,000
VALENTYNA CHORNAYA                                               60,000
EVGEN KOLEDA                                                     60,000
ANDRIY CHORNYY                                                   60,000
RADKA PRIBYLOVA                                                  70,000
IRINA IVASHKEVICH                                                60,000
NATAL'YA KALYUZHNAYA                                             60,000
PAVEL KALYUZHNIY                                                 60,000
VLASTISLAV JILICH                                                70,000
LARYSA CHORNA                                                    60,000
MIROSLAV GERASIMENKO                                             60,000
MARINA PETRUS                                                    60,000
TAMARA HANDYUK                                                   70,000
ANAR MAMEDOV                                                     70,000
VLADYSLAV OPLETA                                                 40,000
VITALIY BOGDAN                                                   70,000
ANDREY GILENKO                                                   70,000
ARTUR ASATRYAN                                                   70,000
RUSLAN KOVAL                                                     70,000
IHOR PLUT                                                        70,000
LARYSA NEHRESKO                                                  70,000
LIUDMYLA NATSENKO                                                70,000

The total amount received from this offering was $16,800. We completed this offering pursuant to Regulation S of the Securities Act.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor did any other person on our behalf to make direct selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

EXHIBITS

Exhibit
Number                     Description
------                     -----------

  3.1            Articles of Incorporation

  3.2            By-Laws

  5.1            Legal opinion with consent to use

 10.1            Contract for Wholesale Bedding Services

 23.1            Consent of KLJ & Associates, LLP

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Batelov, Czech Republic, on December 16, 2013.

Ketdarina Corp.


By: /s/ Oleksandr Bezuhlyi
-------------------------------------------------------
Oleksandr Bezuhlyi
President, Chief Executive Officer, Secretary
(Principal Executive, Financial and Accounting Officer)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Oleksandr Bezuhlyi as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Ketdarina Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                   Capacity in Which Signed           Date
      ---------                   ------------------------           ----


/s/ Oleksandr Bezuhlyi          President, Chief Executive     December 16, 2013
-----------------------------   Officer, Secretary,
Oleksandr Bezuhlyi              Chief Accounting Officer,
                                Chief Financial Officer
                                and Director

                                  EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

  3.1            Articles of Incorporation

  3.2            By-Laws

  5.1            Legal opinion with consent to use

 10.1            Contract for Wholesale Bedding Services

 23.1            Consent of KLJ & Associates, LLP